Exhibit 10.43

PLUMAS BANK

AMENDED AND RESTATED DIRECTOR CONSULTING AGREEMENT

THIS AMENDED AND RESTATED DIRECTOR CONSULTING AGREEMENT is entered into as of December 18, 2024 by and between Plumas Bank (the “Company”) and Daniel E. West (hereinafter referred to as the “Consulting Director”), whose address is 4001 Highway CA-89 Clio, CA 96106, and amended and restates in its entirety the Director Consulting Agreement entered into by the Company and the Consulting Director on May 10, 2000.

INTRODUCTION

The Board of Directors of the Company has determined that it is in the best interests of the Company to honor the Consulting Director for his or her services to the Company of at least 15 years, to retain the Consulting Director’s services and to obtain the valued services of the Consulting Director in a consulting capacity.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Consulting Director hereby agree as follows:

1. CONSULTING SERVICES. Upon the terms and subject to the conditions contained in this Agreement, the Consulting Director agrees to provide consultative services for the Company during the term of this Agreement. The Consulting Director agrees to devote his or her best efforts to the business of the Company, and shall perform his or her duties in a diligent, trustworthy, and business-like manner, all for the purpose of advancing the business of the Company. The Consulting Director agrees that this Agreement shall not become effective until such time the Consulting Director has (i) served on the Company’s board of directors or the board of directors of the parent of the Company for a total of at least 15 years and (ii) has resigned from the Company’s board of directors or the board of directors of the parent of the Company, if any or is no longer a director of the Company or the parent of the Company, if any.

2. DUTIES. The duties of the Consulting Director shall be those duties that can reasonably be expected to be performed by a person in a consultative capacity. Such duties shall include, but shall not be limited to:

- Meeting annually with Board of Directors of Bank to review and discuss the strategic plan and the goals and objectives of Bank.

- Continuing to utilize the Bank as a significant banking facility for the Consulting Director and his or her businesses.

- Continuing to refer customers to the Bank and to support the Bank within the Bank’s community.

- Allowing the Bank to utilize the Consulting Director’s name in all of the Bank and Bank affiliate publications.

- When invited by the Chairman of the Board, utilizing best efforts to attend the Bank retreats, meetings and other functions.

- Providing meaningful and comprehensive input to strategic issues or policies as requested by the Chairman.

- Not becoming involved as a director, officer, large shareholder (over 1%), advisor, consultant or employee of any financial institution operating in the counties where the Bank operates a branch or loan office.

- Being accessible to officers, directors and attorneys for any litigation support for the Bank or its affiliates involving the directorship with the Bank or its affiliates.

The Board may waive any of the individual service requirements set forth above on a case by case basis. In performing the services under this Agreement, the amount of time devoted by Consulting Director will be generally within Consulting Director’s control. Except as provided in this Agreement, Consulting Director is free to contract with other persons and/or entities to provide them with other services during the term of this Agreement, and may do so, so long as such services do not directly or indirectly create any ethical, professional, or financial conflict with the services provided by Consulting Director to the Company under this Agreement.

3. CONSULTING TERM. Subject to the terms and conditions hereof, the Company agrees to retain the Consulting Director for a term of three (3) years commencing as of the date Consulting Director’s retirement from the Board of Directors of the Company (“Effective Date”). The Company may not terminate the Consulting Director’s service agreement prior to the end of the three-year term unless such termination is due to a Termination for Cause as defined herein.

4. FEES AND BENEFITS.

(a) BASE FEE AMOUNT. The Company shall, during the term of this Agreement, pay the Executive an annual base fee of $15,000 beginning on the Effective Date, pro rated for periods of less than 12 months.

(b) DEATH BENEFITS. If the Consulting Director dies prior to the termination of this Agreement, the Company shall pay the Consulting Director’s named beneficiary (or the Consulting Director’s estate if no beneficiary is named) a death benefit of $30,000 less any payments the Consulting Director has already received under the terms of this Agreement.

(c) EXPENSES. Consulting Director is not authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the services unless otherwise agreed to by the Company’s Chairman, Chief Executive Officer or Chief Financial Officer in writing.

5. TERMINATION OF SERVICE. The Board of Directors of the Company may terminate the services of the Consulting Director under the following circumstances:

(a) DEATH DURING: THE THREE-YEAR CONSULTATIVE PERIOD. This Agreement ends at death, however, any eligible death benefits payable hereunder shall be paid in accordance with the provisions of paragraph 4(b) herein.

(b) DISABILITY. The Company may terminate the Consulting Director’s services for Disability if the Consulting Director is incapacitated or absent and unable to perform substantially all the regular duties of this Agreement for at least 180 days, consecutive or non-consecutive, during any 12 month period. Disability shall be determined by mutual agreement or by a physician who is board certified in the field of the Consulting Director’s affiliation.

(c) VOLUNTARY RESIGNATION OR TERMINATION FOR CAUSE. If the Consulting Director shall voluntarily terminate his or her services for other than Good Reason or if the Company shall discharge the Consulting Director for Cause, this Agreement shall terminate immediately and the Company shall have no further obligation to make any payment under this Agreement which has not already become payable, but has not yet been paid. Provided, however, that with respect to any plans or programs in which the Consulting Director is participating at the time of his or her termination, the Consulting Director’s rights and benefits under each such plan shall be determined in accordance with the terms, conditions, and limitations of the plan and any separate agreement executed by the Consulting Director which may then be in effect. For the purposes of this Agreement, the Company shall have “Cause” to terminate the Consulting Director’s services hereunder upon:

(i) the willful and continued failure by the Consulting Director to perform his or her duties with the Company (other than any such failure resulting from incapacity due to Disability), after a demand for substantial performance is delivered to the Consulting Director by the Board which specifically identifies the manner in which the Board believes that he or she has not substantially performed his or her duties;

(ii) the willful engaging by the Consulting Director in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on the Consulting Director’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his or her action or omission was not in the best interest of the Company;

For purposes of this Agreement, “Good Reason” shall mean:

(i) without his or her express written consent, the assignment to the Consulting Director of any duties inconsistent with his or her positions, duties, responsibilities and status with the Company, or

(ii) a reduction by the Company in the Consulting Director’s base fee amount as in effect on the date hereof.

6. NATURE OF RELATIONSHIP.

Both Consulting Director and the Company understand Consulting Director’s relationship with the Company will be that of an independent contractor and not that of an employee or director. This is not a contract of employment. Consulting Director acknowledges and agrees that Consulting Director has no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

7. MISCELLANEOUS PROVISIONS.

(a) CONSULTING DIRECTOR’S HEIRS ETC. The Consulting Director may not assign his or her rights or delegate his or her duties or obligations hereunder without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Consulting Director’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Consulting Director should die while any amounts would still be payable to him or her hereunder as if he or she had continued to live, all such amounts, unless other provided herein, shall be paid in accordance with the terms of this Agreement to his or her designee or, if there be no such designee, to his or her estate.

(b) NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(c) AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Consulting Director and an authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

(d) INVALID PROVISIONS. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

(e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(f) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California.

(g) CAPTIONS AND HEADINGS. The use of captions and Section headings herein is for purposes of convenience only and shall not effect the interpretation or substance of any provisions contained herein.

IN WITNESS WHEREOF, the Consulting Director and a duly authorized Company officer have signed this Agreement.

DANIEL E. WEST “CONSULTING DIRECTOR”		PLUMAS BANK “COMPANY”

/s/ Daniel E. West	By	/s/ Andrew J. Ryback
Name: Andrew J. Ryback Title: President & CEO